EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”) dated as of March 10, 2014 (the “Effective Date”), by and between ALPINE 2 Inc., a Delaware corporation (“ALPINE 2”), and Alham Benyameen (the “Employee”).

1. Employment. ALPINE 2 hereby employ the Employee to serve as Chairman of the Board of Directors of ALPINE 2 in accordance with the terms and provisions of this Agreement, and the Employee hereby accepts such employment with ALPINE 2. Employee also shall serve as a member of the Board of Directors of ALPINE 2.

2. Term. The term of this Agreement shall commence on the Effective Date and shall continue until this Agreement is terminated.

3. Compensation. As compensation for all services rendered by the Employee to ALPINE 2 pursuant to this Agreement, ALPINE 2 shall pay to the Employee the following amounts during the term of this Agreement:

(a) Compensation. ALPINE 2 shall compensate in advance 20,000,000 shares of restricted common stock of ALPINE 2 Inc, a fully-reporting on SEC Edgar, Delaware Company and issue these shares upon execution of this agreement.

4. Description of Duties. During the term of this Agreement, the Employee shall be the President and Chief Executive Officer of ALPINE 2 and shall:

(a) Seek a qualified candidate that values the benefits and advantages of being a public company to engage ALPINE 2, under a best efforts basis, provide professional skills, attention and energies to the fulfillment of the duties customarily associated with such position and the accomplishment of the goals provided by the Board of Directors of ALPINE 2 to the Employee from time to time; and

(b) Act in accordance herewith, and in all accounts be responsible and responsive to, the Board of Directors of ALPINE 2.

5. General Services. During the term of this Agreement, the Employee shall:

(a) Observe ALPINE 2’s policies and standards of conduct, as well as customary standards of business conduct, including any standards prescribed by law or regulation;

(b) Perform his duties hereunder in a manner that preserves and protects ALPINE 2’s business reputation; and

(c) Do all things and render such services as may be necessary or beneficial in carrying out any of the foregoing.

6. Nondisclosure of Proprietary or Confidential Information and Confidential Communications. The Employee recognizes and acknowledges that the marketing plans and business strategy, the names and addresses of ALPINE 2’s customers, the names and addresses of ALPINE 2’s suppliers, trade secrets and any other confidential and proprietary information concerning the business or affairs of ALPINE 2 (including but not limited to marketing and business plans and strategies) (hereinafter collectively referred to as the “Confidential Information”) constitute a valuable, proprietary, special and unique asset of ALPINE 2’s business. The Employee further recognizes and acknowledges that any communications, whether written, oral or otherwise, that ALPINE 2 or any of ALPINE 2’s employees has with ALPINE 2’s existing or prospective customers and clients are extremely confidential (hereinafter the “Confidential Communications”). The term Confidential Information shall exclude any information that has been made public through no fault of the Employee.

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The Employee shall not, for any reason whatsoever, during or after the termination of his employment with ALPINE 2, use, disclose or allow access to, for his own benefit or for that of another, the Confidential Information or the Confidential Communications (or any part thereof) to any person, firm, corporation, association or other entity for any reason or for any purpose whatsoever.

In the event of a breach or threatened breach by the Employee of the provisions of this Section, ALPINE 2 shall be entitled to an injunction restraining the Employee from so using, disclosing or allowing access to, in whole or in part, the Confidential Information and the Confidential Communications or from rendering any services to any person, firm, corporation, association or other entity to whom the Confidential Information or the Confidential Communications, in whole or in part, have been disclosed or are threatened to be disclosed. Nothing herein shall be construed as prohibiting ALPINE 2 from pursuing any other remedies available to ALPINE 2 for such breach or threatened breach, including, but not limited to, the recovery of damages and reasonable attorneys’ fees from the Employee.

Upon termination of this Agreement by either party for any reason, the Employee shall return to ALPINE 2 any of the Confidential Information, Confidential Communications, charts, company literature, reports, employer credit cards or other proprietary materials of ALPINE 2 then in the Employee’s possession and all other materials of ALPINE 2 which the Board of Directors of ALPINE 2 requests the Employee to so return.

This Section shall in all respects survive any termination of this Agreement and shall remain in full force and effect thereafter.

7. Vacation. The Employee shall be entitled to vacations in the amount of 1 week per annum.

8. Benefits. The Employer currently does not have a benefits plan available to its employees and will not provide any benefits or Health Plan until it receives additional funding or engages an operating business or acquires assets from an entity that would allow for benefits to be instituted.

9. Probation Period. None.

10. Termination

(a) The Employee may at any time terminate this agreement and his employment by providing not less than two weeks written notice to the Employer.

(b) The Employer may terminate this Agreement and the Employee’s employment at any time, without notice or payment in lieu of notice, for sufficient cause.

(c) If the Employer terminates this Agreement the Employee will be entitled to keep his/her compensation already paid.

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(d) The employee agrees to return any property of ALPINE 2 at the time of termination.

11. Non- Competition

(1) It is further acknowledged and agreed that following termination of the employee’s employment with ALPINE 2, for any reason the employee shall not hire or attempt to hire any current employees of ALPINE 2.

(2) It is further acknowledged and agreed that following termination of the employee’s employment with ALPINE 2 for any reason the employee shall not solicit business from current clients or clients who have retained ALPINE 2 in the 6 month period immediately preceding the employee’s termination.

12. No Assignment. The Employee acknowledges that the services to be rendered by him pursuant to this Agreement are unique. Accordingly, the Employee shall not assign any of his rights or delegate any of his duties or obligations under this Agreement.

13. Severability. Subject only to the reformation of time, geographical, and occupational limitations as set forth in the next section, all of the terms and provisions contained in this Agreement are severable and, in the event that any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be deemed unenforceable or invalid by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared unenforceable or invalid, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14. Reformation of Time, Geographical, and Occupational Limitations. In the event that any provision in this Agreement is held to be unenforceable by a court of competent jurisdiction because it exceeds the maximum time, geographical, or occupational limitations permitted by applicable law, then such provision(s) shall be and hereby are reformed to the maximum time, geographical, and occupational limitations as may be permitted by applicable law.

15. Specific Performance. Both parties recognize that the services to be rendered under this Agreement by the Employee are special, unique and of an extraordinary character, and that in the event of breach by the Employee of the terms or conditions of this Agreement to be performed by him, ALPINE 2 shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach of this Agreement to enforce the specific performance thereof by the Employee, or to enjoin the Employee from engaging in such activity, but nothing contained herein shall be construed to prevent such other remedy in the courts, in case of any breach of this Agreement by the Employee, as ALPINE 2 may elect to invoke.

16. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto, and replaces all prior agreements, promises, representations and understandings between ALPINE 2 and the Employee whatsoever concerning the limited subject matter hereof (other than stock purchase or other equity arrangements). There are no other agreements, conditions or representations, oral or written, express or implied, which form the basis for this Agreement.

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17. Assignment; Successors and Assigns, etc. Neither ALPINE 2 nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that ALPINE 2 may assign its rights under this Agreement without the consent of the Employee in the event that ALPINE 2 shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon ALPINE 2 and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.

18. Governing Law. This Agreement shall be interpreted and governed in accordance with the laws of the State of Delaware. The parties herein waive trial by jury. In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement for the non-prevailing party of reasonable attorney’s fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

19. Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation contained herein shall be valid unless in a writing of subsequent date hereto and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The parties further agree that the provisions of this Section may not be waived except as herein set forth.

20. Section Headings. The section headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

21. Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach thereof.

22. Notices. Any and all notices required or permitted to be given under this Agreement shall be sufficient if furnished in writing, sent by certified or registered mail, return receipt requested, in the case of notice to ALPINE 2, to ALPINE 2 principal executive offices, attention: Board of Directors, or in the case of notice to the Employee, to the most recent residence address of the Employee appearing in ALPINE 2’s records, or to such other address as such party may specify in writing.

23. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year here above first written.

ALPINE 2 INC. By: /s/ Alham Benyameen Alham Benyameen Chairman of the Board of Directors	By: /s/ Alham Benyameen Alham Benyameen Chairman of the Board of Directors

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